GreenLight Biosciences Holdings Confirms Receipt of Indication of Interest from Fall Line

BOSTON, Mass., March 30, 2023 — GreenLight Biosciences (Nasdaq: GRNA) (“GreenLight” or the “Company”), a public benefit corporation striving to deliver on the full potential of RNA to address some of the world’s toughest problems in human health and agriculture, today, confirmed that it has received a non-binding indication of interest from Fall Line Endurance Fund, L.P. (“Fall Line”) to acquire all of the outstanding capital stock of the Company for $0.60 per share in cash (the “Proposed Transaction”). The terms of any potential agreement between GreenLight and Fall Line would be contingent on certain conditions, including completion of due diligence review and negotiation of definitive transaction documents, as well as certain to be identified Company stockholders agreeing to roll their existing equity in connection with the Proposed Transaction.

GreenLight’s Board of Directors through a special committee thereof (the “Special Committee”) will carefully evaluate Fall Line’s indication of interest within the context of the ongoing review of various alternatives and in consultation with any financial and legal advisors it may retain.

No assurance can be given that a definitive transaction with respect to Fall Line’s indication of interest or any other potential transaction will eventually be consummated. GreenLight does not intend to make further announcements about any of the various alternatives that are being evaluated unless and until GreenLight’s Board of Directors and/or the Special Committee has approved a specific transaction or otherwise determines that further disclosure is appropriate or necessary.

About GreenLight

GreenLight Biosciences aims to address some of the world’s biggest problems by delivering on the full potential of RNA for human health and agriculture. Our RNA platform allows us to research, design, and manufacture for human, animal, and plant health. In human health, this includes messenger RNA vaccines and therapeutics. In agriculture, this includes RNA to protect honeybees and a range of crops. The Company’s platform is protected by numerous patents. GreenLight’s human health product candidates are in the pre-clinical stage, and its product candidates for the agriculture market are in the early stages of development or regulatory review. GreenLight is a public benefit corporation that trades under the ticker GRNA on Nasdaq. For more information, visit www.greenlightbiosciences.com.

Availability of Other Information About GreenLight Biosciences

Investors and others should note that we communicate with our investors and the public using our website (www.greenlightbiosciences.com), the investor relations website (https://investors.greenlightbio.com/), and on social media (Twitter and LinkedIn), including but not limited to investor presentations and investor fact sheets, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that GreenLight posts on these channels and websites could be deemed to be material information. As a result, GreenLight encourages investors, the media, and others interested in GreenLight to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on GreenLight’s investor relations website and may include additional social media channels. The contents of GreenLight’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the success, cost and timing of the potential transaction described above, our research and development activities in our plant and human health programs, the acceptance of RNA-based technologies by regulators and the public, our ability to raise and productively deploy capital and the rate at which we can successfully bring products to market, our projected cash runway and our ability to obtain funding for our operations when needed. Forward-looking statements include statements relating to our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors included in our Quarterly Reports on Form 10-Q, periodic filings on Form 8-K, and any of our future filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these potential risks and uncertainties include, but are not limited to, uncertainty as to the pricing, timing or terms of any transaction with Fall Line or any other alternative transactions and other factors which can be found in GreenLight’s filings with the Securities and Exchange Commission. Our forward-looking statements only speak as of the date they are made, and we do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For additional information on GreenLight and potential risks associated with investing, please see our public filings at https://www.sec.gov/edgar/browse/?CIK=1822691&owner=exclude

Contacts:

Media Contact:

Thomas Crampton
SVP Corporate Affairs
GreenLight Biosciences

press@greenlightbio.com

Investor Contact:

Ingrid Fung
Director, Enterprise Operations and Strategy & Head of Investor Relations

GreenLight Biosciences

investors@greenlightbio.com